UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2017

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02	Unregistered Sales of Equity Securities.

On September 13, 2017, Ekso Bionics Holdings, Inc. (the “Company”) entered into an amendment to the information agent agreement between the Company and Katalyst Securities LLC (“Katalyst”) dated August 11, 2017 (the “Information Agent Agreement”). Pursuant to the amendment, the Company agreed to issue to Katalyst, or its designee, warrants to purchase an aggregate of 200,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $1.50 per share (the “Warrants”). The Warrants will be exercisable immediately and will expire three years from the date of issuance. The Warrants were issued to Katalyst as compensation for its services as information agent in connection with the Company’s recently completed rights offering in lieu of the $200,000 in cash compensation that would otherwise have been payable to Katalyst pursuant to the Information Agent Agreement.

The Company issued the Warrants and will issue the shares of Common Stock issuable upon exercise of the Warrants in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Warrant attached hereto as Exhibit 4.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Maximilian Scheder-Bieschin
Name: Title:	Maximilian Scheder-Bieschin Chief Financial Officer

Dated:    September 19, 2017